UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): April 23, 2014

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes to Fiscal Year.

Amendments to Articles of Incorporation to Permit Issuance of Preferred Stock

On April 28, 2014, Pacific Financial Corporation (the "Company") filed with the Secretary of State of the State of Washington Articles of Amendment to the Company's Restated Articles of Incorporation (the "Articles") increasing the Company's authorized capital stock to 30,000,000 shares, divided into 5,000,000 shares of newly authorized preferred stock ($.01 par value per share) and 25,000,000 shares of common stock ($1.00 par value per share) ("Common Stock"). As reported under Item 5.07 below, the proposed amendments to the Articles (the "Amendments") were approved by the Company's shareholders at its annual shareholders' meeting held on April 23, 2014.

Under the Amendments, the Company's board of directors (the "Board") is granted the authority to create different series of preferred stock, fix the number of shares in each such series, and determine the preferences, limitations, voting powers, and relative rights of each series, without further action by our shareholders, except as may be required by Washington corporate law, by rules adopted by the Securities and Exchange Commission (the "SEC"), or by the rules of any securities exchange on which the Common Stock may then be listed. The Amendments also move the provisions regarding rights of the holders of Common Stock from Article V to Article III, Section 3.2. Once a series of preferred stock is created by the Board, shares of each series of preferred stock may be issued for such consideration as the Board determines to be adequate. A copy of the Amendments is included as Exhibit 3.1 to this report, and incorporated by reference.

Amendments to Bylaws

On April 23, 2014, the Board amended and restated the Company's Bylaws (as amended and restated, the "Bylaws"). The primary effects of the amendments to the Bylaws are to:

• Revise Section 1.3 to provide that the Board may call a special shareholders' meeting by action of a majority of the directors, rather than a single director.

• Revise Sections 1.4 and 2.7 to modernize the methods of providing notice of Board and shareholders' meetings.

• Add Sections 1.9 and 1.11 to provide for the appointment of an inspector of election at shareholders' meetings and to permit the Board to establish the procedures and rules of conduct for shareholders' meetings.

• Add Section 1.12 requiring advance notice by a shareholder who wishes to present business at an annual shareholders' meeting and setting forth the requirements and procedures for providing such notice. See Item 8.01 below for additional information.

• Revise Section 4 to provide for current officer positions and to authorize the compensation of officers, employees and agents of the Company to be established by or at the direction of the President except to the extent otherwise provided in the Charter of the Compensation Committee of the Board.

• Revise Section 5.6 to permit the issuance of uncertificated shares of capital stock.

In addition to the amendments described above, the Bylaws were amended to delete obsolete and redundant provisions and to make various clarifications, technical corrections, changes to conform to Washington corporate law, and other non-substantive changes.

The foregoing description is a summary and is qualified in its entirety to the full text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.3 and incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2014 Annual Meeting of Shareholders of the Company was held on April 23, 2014 (the "Annual Meeting").

(b) (1) Five directors were elected at the Annual Meeting, four for a three-year term and one for a one-year term, by the votes indicated below.

Nominees	Shares Voted For	Shares Withheld	Broker Non-votes
Term Ending 2017 Dwayne M. Carter Randy W. Rognlin John Van Dijk Lori Reece	6,021,595 6,168,079 5,644,846 6,196,159	308,076 161,592 684,825 133,512	1,560,820 1,560,820 1,560,820 1,560,820

Term Ending 2015 Denise Portmann	6,212,124	117,547	1,560,820

In addition, the following proposals were approved at the Annual Meeting by the votes indicated:

(2) Amendments to the Company’s Restated Articles of Incorporation to authorize 5,000,000 shares of preferred stock.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
5,570,988	670,118	88,565	1,560,820

(3) Ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered accountants for the year ended December 31, 2014.

Shares Voted For	Shares Voted Against	Abstentions
7,688,341	54,046	148,103

Item 8.01. Other Events.

In order to be eligible for inclusion in the proxy materials of the Company for the 2015 annual shareholders' meeting, any shareholder proposal to take action at such meeting must be received at the Company's administrative headquarters at 1101 S. Boone Street, Aberdeen, Washington, 98520 no later than November 28, 2014. Any such proposals shall be subject to the requirements of the SEC's proxy rules.

In addition, pursuant to Section 1.12 of the Bylaws as amended April 23, 2014, a shareholder who wishes to bring business before an annual shareholders' meeting (without including the proposal in the Company's proxy materials) must give written notice of the business to the Secretary of the Company not later than the close of business on the 45th calendar day prior to the first anniversary of the initial mailing date of the Company's proxy materials for the previous year's annual meeting. The notice must set forth, for each matter the shareholder wishes to bring before the meeting, the information required by SEC Rule 14a-8. Pursuant to this provision in the Bylaws, the deadline for advance notice by a shareholder who wishes to bring business before the 2015 annual shareholders' meeting is February 11, 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this Form 8-K:

3.1	Amendments to Restated Articles of Incorporation of Pacific Financial Corporation

3.2	Restated Articles of Incorporation of Pacific Financial Corporation, as amended April 28, 2014

3.3	Amended and Restated Bylaws of Pacific Financial Corporation, as amended and restated April 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: April 29, 2014	By:	/s/ Douglas N. Biddle
Douglas N. Biddle Chief Financial Officer

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